UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2007

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2007, CSK Auto, Inc. ("Auto"), a wholly owned subsidiary of CSK Auto Corporation (the "Company"), entered into an amendment (the "Amendment") to its Term Credit Agreement, dated as of June 30, 2006, among Auto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent., and Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Co-Syndication Agents (as previously amended, the "Credit Agreement"), in order to minimize the possibility that Auto will be unable to comply with the Credit Agreement’s leverage ratio covenants for the third and fourth quarters of its fiscal year ending February 3, 2008 ("fiscal 2007") as well as the first and second quarters of its fiscal year ending February 1, 2009 ("fiscal 2008"). The Amendment changes the maximum leverage ratio permitted at the end of the third quarter of fiscal 2007 to 4.00 to 1.00 from 3.75 to 1.00, at the end of the fourth quarter of fiscal 2007 to 4.00 to 1.00 from 3.50 to 1.00, at the end of the first quarter of fiscal 2008 to 3.85 to 1.00 from 3.50 to 1.00, and at the end of the second quarter of fiscal 2008 to 3.75 to 1.00 from 3.50 to 1.00. The Credit Agreement was also amended to increase the spreads used to calculate the rate at which funds borrowed under the Credit Agreement accrue interest by either 0.25% or 0.50% in various cases and to change the basis for determining the spread amount from the rating of the loans under the term loan facility to the Company’s corporate rating.

The Company paid an amendment fee of approximately $866,000 in connection with the Amendment.

JPMorgan Chase Bank, N.A. and certain of its affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to Auto or its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

The foregoing does not constitute a complete summary of the terms of the Amendment and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

The Company previously announced in a Current Report on Form 8-K filed December 13, 2006 a blackout period notice in connection with the Company's decision to temporarily suspend or limit employees’ participation in several equity incentive programs (including Auto’s Retirement Program), as a result of the Company’s inability to timely file certain of its annual and quarterly reports under the Securities Exchange Act of 1934, as amended, (the "Exchange Act Reports") with the Securities and Exchange Commission ("SEC"). As of October 12, 2007, the Company had filed all of its previously delinquent Exchange Act Reports with the SEC and became current in its financial reporting. As a result, the blackout period will be terminated effective October 17, 2007.

As required by Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR (17 CFR §245) promulgated by the SEC, the Company has transmitted a notice of the termination of such blackout period to its directors and executive officers concurrently with the filing of this Current Report on Form 8-K with the SEC. The form of notice is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 8.01 Other Events.

On October 12, 2007, the Company issued a press release announcing that it had filed all of its previously delinquent periodic SEC filings and is now current in its financial reporting and the entry by Auto into the Amendment to its Term Credit Agreement described above. The press release regarding these matters is filed as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Form 8-K:

Exhibit No. Description

10.1 Third Amendment, dated as of October 10, 2007, to the Credit Agreement dated as of June 30, 2006 among CSK Auto, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent., and Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Co-Syndication Agents.

23.1 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

99.1 Notice of Termination of Blackout Period to Directors and Officers of CSK Auto Corporation dated October 15, 2007.

99.2 Press Release dated October 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

October 15, 2007	By:	/s/ Randi Val Morrison

Name: Randi Val Morrison
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment, dated as of October 10, 2007, to the Credit Agreement dated as of June 30, 2006 among CSK Auto, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent., and Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Co-Syndication Agents.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm.
99.1	Notice of Termination of Blackout Period to Directors and Officers of CSK Auto Corporation dated October 15, 2007.
99.2	Press Release dated October 12, 2007.